Exhibit 99.1

Lennox Reports Second Quarter Results
____________________________________________________________________________
Q2 Highlights
(All comparisons are year-over-year, unless otherwise noted)

•Revenue $1.5 billion, up 3%
•GAAP Operating Income $354 million – Segment profit up 11% to $354 million
•GAAP diluted EPS $7.82 – Adjusted diluted EPS up 14% to $7.82
•FY 25 guidance increased: Revenue up 3% and revised EPS range of $23.25-$24.25
____________________________________________________________________________

DALLAS, July 23, 2025 – Lennox (NYSE: LII), a leader in energy-efficient climate-control solutions, today reported second quarter financial results with $1.5 billion of revenue, $354 million of operating income, and $7.82 GAAP diluted earnings per share.

Revenue grew 3% to $1.5 billion. Segment profit increased 11% to $354 million. Segment margin was up 170 basis points to 23.6%. Adjusted diluted earnings per share increased 14% to $7.82.

“We delivered revenue growth and margin expansion in both segments by skillfully navigating turbulent external conditions. Our team's agility drove productivity and targeted cost actions to offset inflationary pressures, ensuring our pricing remains aligned with the value we deliver,” said CEO, Alok Maskara. “We remain energized by the current momentum in our growth initiatives to elevate customer experience, expand our portfolio, and strengthen our differentiated go-to-market strategy. Given our strong results and continued momentum on our transformation plan, we are raising our full-year guidance. We now expect revenue growth of 3% percent and adjusted earnings per share of $23.25 to $24.25."

The Home Comfort Solutions segment delivered 3% revenue growth in the second quarter, supported by favorable mix and growth initiatives. Segment profit margins expanded by 200 basis points, as strong mix and price performance more than offset the impact of softer sales volumes and inflationary pressures, including tariffs. These results reflect strong internal execution, delivering profitable growth while navigating a complex and evolving external environment.

Building Climate Solutions segment revenue increased by 5% this quarter, with segment margins expanding as favorable mix and price more than offset softer sales volumes. The team remained focused on execution, driving productivity and implementing targeted cost actions to help manage inflationary pressures. Despite these near-term challenges, backlog remains strong and the emergency replacement growth initiative continues to gain traction, supporting our efforts to regain share and accelerate future growth.

SECOND QUARTER 2025 FINANCIAL HIGHLIGHTS
(All comparisons are year-over-year, unless otherwise noted)

Revenue: $1.5 billion was up 3% driven by favorable mix and price benefits.

Operating Income: $354 million, up 11%, with operating profit margin of 23.6%, up 150 basis points.

Segment Profit: $354 million, up 11%, and segment profit margin of 23.6%, up 170 basis points. Profit improvement can be attributed to $114 million of mix/price benefits, driven primarily by new product mix. This was partially offset by $42 million decrease in sales volumes; $16 million of product cost primarily related to recent inflationary impacts; and $21 million of other costs, including distribution investments, freight and selling expense.

Net Income: $278 million, or $7.82 per share, compared to $246 million, or $6.87 per share, in the prior-year quarter.

Adjusted Net Income: $278 million, or $7.82 per share, compared to $244 million, or $6.83 per share, in the prior-year quarter.

Cash Flow: Operating cash flow was $87 million compared to $184 million in the prior-year quarter. Net capital expenditures were $28 million compared to $32 million in the prior-year quarter. This quarter $210 million of shares were repurchased.

Home Comfort Solutions: Business segment revenue was $1.0 billion, up 3%. Segment profit was $255 million, up 12%, and segment margin was 25.3%, up 200 basis points. Segment profit increased $27 million compared to the prior-year quarter. The increase was driven by $84 million in mix/price benefits. This was partially offset by a $36 million decrease in sales volumes and $11 million in product cost inflation net of factory productivity. Profit was also impacted by $10 million of continued investments in distribution and selling as well as other inflationary impacts.

Building Climate Solutions: Business segment revenue was $492 million, up 5%. Segment profit was $123 million, up $9 million or 7%, and segment margin improved 60 basis points to 24.9%. This increase was driven by $31 million in mix/price benefits. This was partially offset by a $6 million decrease in sales volumes, $5 million of product cost inflation net of factory productivity, and $11 million from investment in distribution and selling as well as other inflationary impacts.

Corporate and Other: Corporate expenses were $24 million, flat to the prior-year quarter.

FULL YEAR 2025 GUIDANCE
For full year 2025, earnings per share is now expected to be within the range of $23.25 to $24.25.

Revenue is now anticipated to increase by approximately 3%. We continue to expect pricing to offset the inflationary pressures.

Capital expenditures are still projected to be approximately $150 million, and the Free Cash Flow guidance range remains at $650 million to $800 million.

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s second quarter results will be held this morning at 8:30 a.m. Central Time. To participate in the earnings conference, please call 800-245-3047 (U.S.) or +1 203-518-9765 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ225. The conference call also will be webcast live on the company’s investor relations web site at investor.lennox.com. A replay of the conference call will be available until July 30, 2025, by calling toll-free 800-753-8591 (U.S.) or +1 402-220-0686 (international). The call will also be archived on the company's investor relations website at investor.lennox.com.

ABOUT LENNOX
Lennox (NYSE: LII) is a leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our cooling, heating, indoor air quality, and refrigeration systems. Additional information on Lennox is available at Lennox.com or by contacting investor@lennox.com.

FORWARD-LOOKING STATEMENTS & NON-GAAP FINANCIAL MEASURES
The statements in this document that are not historical statements, including statements regarding the 2025 full-year outlook and expected consolidated and segment financial results, as well as financial targets for future years, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include but are not limited to competition in the HVACR business; our ability to successfully develop and market new products or execute our business strategy; our ability to meet and anticipate customer demands; our ability to continue to license or enforce our intellectual property rights; our ability to attract, motivate, develop, and retain our employees, as well as labor relations problems; artificial intelligence technologies; a decline in new construction activity and related demand for our products and services; the impact of weather on our business; the impact of higher raw material prices and significant supply interruptions; product liability, warranty claims, or recalls; changes in environmental and climate-related legislation or government regulations or policies; changes in tax legislation; the impact of new or increased trade tariffs; improper conduct by any of our employees, agents, or business partners; litigation risks; general economic conditions in the United States and abroad; extraordinary events beyond our control; risks associated with our international operations; cyber-attacks and other disruptions or misuse of information systems; and our ability to successfully realize, complete and integrate acquisitions.

For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A reconciliation of non-GAAP financial measures appearing in this document to financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) are included in the Annex to this document.

This document includes forward-looking statements regarding segment profit, adjusted net income, adjusted diluted earnings per share, free cash flow, and Debt to EBITDA, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, changes in environmental liabilities, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on LII’s full year GAAP financial results.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2025	2024	2025	2024
Net sales	$1,500.9	$1,451.1	$2,573.5	$2,498.2
Cost of goods sold	978.4	962.9	1,722.5	1,670.0
Gross profit	522.5	488.2	851.0	828.2
Operating Expenses:
Selling, general and administrative expenses	173.3	168.5	344.6	339.2
(Gains) losses and other expenses, net	(2.7)	3.7	0.1	7.4
Gain on sale from previous dispositions	—	(1.6)	—	(1.6)
Income from equity method investments	(2.1)	(2.5)	(3.3)	(3.7)
Operating income	354.0	320.1	509.6	486.9
Pension settlements	0.1	0.3	0.2	0.3
Interest expense, net	8.3	12.5	14.5	24.3
Other expense, net	0.6	0.3	1.5	1.1
Income before income taxes	345.0	307.0	493.4	461.2
Provision for income taxes	67.4	61.1	95.5	91.0
Net income	$277.6	$245.9	$397.9	$370.2

Earnings per share – Basic:	$7.86	$6.91	$11.24	$10.40

Earnings per share – Diluted:	$7.82	$6.87	$11.18	$10.34

Weighted Average Number of Shares Outstanding - Basic	35.3	35.6	35.4	35.6
Weighted Average Number of Shares Outstanding - Diluted	35.5	35.8	35.6	35.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Segment Net Sales and Profit (Loss)
(Unaudited)

(Amounts in millions)	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2025	2024	2025	2024
Net Sales
Home Comfort Solutions	$1,009.3	$982.3	$1,730.7	$1,656.9
Building Climate Solutions	491.6	468.8	842.8	841.3
Corporate and other	—	—	—	—
Total net sales	$1,500.9	$1,451.1	$2,573.5	$2,498.2

Segment Profit (Loss)(1)
Home Comfort Solutions	$255.2	$228.5	$372.0	$340.6
Building Climate Solutions	122.5	114.0	176.0	192.2
Corporate and other	(23.7)	(24.0)	(38.4)	(47.5)
Total segment profit	354.0	318.5	509.6	485.3
Reconciliation to Operating income:
Restructuring charges	—	—	—	—
Loss (gain) on sale from previous dispositions	—	(1.6)	—	(1.6)
Operating income	$354.0	$320.1	$509.6	$486.9
(1) We define segment profit (loss) as a segment's operating income (loss) included in the accompanying Consolidated Statements of Operations, excluding:
•Restructuring charges, and;
•Loss (gain) on sale of previous dispositions

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of June 30, 2025	As of December 31, 2024
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$49.2	$415.1
Short-term investments	5.9	7.2
Accounts and notes receivable, net of allowances of $12.6 and $17.8 in 2025 and 2024, respectively	868.2	661.1
Inventories, net	1,001.9	704.8
Other current assets	78.3	96.0
Total current assets	2,003.5	1,884.2
Property, plant and equipment, net of accumulated depreciation of $1,002.1 and $956.8 in 2025 and 2024, respectively	825.6	800.1
Right-of-use assets from operating leases	346.4	327.2
Goodwill	220.0	220.0
Deferred income taxes	81.4	75.1
Other assets, net	175.8	165.2
Total assets	$3,652.7	$3,471.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$582.7	$490.0
Accrued expenses	384.8	435.4
Income taxes payable	26.5	—
Commercial paper	29.0	—
Current maturities of long-term debt	316.4	314.5
Current operating lease liabilities	78.5	73.4
Total current liabilities	1,417.9	1,313.3
Long-term debt	835.7	833.1
Long-term operating lease liabilities	286.2	267.6
Pensions	20.5	18.9
Other liabilities	191.9	188.7
Total liabilities	2,752.2	2,621.6
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,228.3	1,213.3
Retained earnings	4,462.1	4,150.8
Accumulated other comprehensive loss	(61.4)	(93.7)
Treasury stock, at cost, 52,039,456 shares and 51,573,986 shares for 2025 and 2024, respectively	(4,729.4)	(4,421.1)
Total stockholders' equity	900.5	850.2
Total liabilities and stockholders' equity	$3,652.7	$3,471.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$397.9	$370.2
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale from previous dispositions	—	(1.6)
Income from equity method investments	(3.3)	(3.7)
Provision for credit losses	0.8	3.4
Unrealized (gains) losses, net on derivative contracts	(0.3)	0.5
Stock-based compensation expense	14.5	13.3
Depreciation and amortization	52.4	49.2
Deferred income taxes	(10.7)	(13.4)
Pension expense	2.1	2.0
Pension contributions	(0.6)	(5.1)
Other items, net	—	(0.1)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts and notes receivable	(205.9)	(270.8)
Inventories	(293.0)	(78.9)
Other current assets	4.4	(2.5)
Accounts payable	88.2	76.2
Accrued expenses	(52.7)	(22.1)
Income taxes payable and receivable, net	55.2	40.1
Leases, net	4.4	1.8
Other, net	(2.4)	2.7
Net cash provided by operating activities	51.0	161.2
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.9	1.1
Purchases of property, plant and equipment	(54.0)	(62.2)
Net proceeds from previous disposition	—	4.1
Acquisitions, net of cash	—	1.8
Proceeds from (purchases of) investments and other	1.5	(2.0)
Net cash used in investing activities	(51.6)	(57.2)
Cash flows from financing activities:
Commercial paper borrowings	141.1	374.0
Commercial paper payments	(112.1)	(377.0)
Borrowings from debt arrangements	—	156.7
Payments on debt arrangements	(9.2)	(186.6)
Proceeds from employee stock purchases	2.6	2.0
Repurchases of common stock	(294.8)	—
Repurchases of common stock to satisfy employee withholding tax obligations	(12.4)	(9.1)
Cash dividends paid	(81.7)	(78.3)
Net cash used in financing activities	(368.2)	(118.3)
Decrease in cash and cash equivalents	(368.8)	(14.3)
Effect of exchange rates on cash and cash equivalents	2.9	1.2
Cash and cash equivalents, beginning of period	415.1	60.7
Cash and cash equivalents, end of period	$49.2	$47.6

Supplemental disclosures of cash flow information:
Interest paid	$19.6	$25.6
Income taxes paid (net of refunds)	$44.0	$60.2

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements and segment net sales and profit (loss) presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and enhance the ability of investors to analyze the Company's business trends and operating performance.

Reconciliation of Net income, a GAAP measure, to Adjusted net income, a Non-GAAP measure
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2025		2024		2025		2024
	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share
Net income, a GAAP measure	$277.6	$7.82	$245.9	$6.87	$397.9	$11.18	$370.2	$10.34
Gain on sale from previous dispositions	—	—	(1.6)	(0.04)	—	—	(1.6)	(0.04)
Adjusted net income, a non-GAAP measure	$277.6	$7.82	$244.3	$6.83	$397.9	$11.18	$368.6	$10.30

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$86.8	$184.0	$51.0	$161.2
Purchases of property, plant and equipment	(28.5)	(32.7)	(54.0)	(62.2)
Proceeds from the disposal of property, plant and equipment	0.4	0.6	0.9	1.1
Free cash flow, a Non-GAAP measure	$58.7	$151.9	$(2.1)	$100.1